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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 19, 2000
                Date of Report (Date of earliest event reported)

                                 PharmChem, Inc.
             (Exact name of registrant as specified in its charter)


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
           DELAWARE                          0-19371                       77-0187280
(State or other jurisdiction of     (Commission File Number)    (IRS Employer Identification No.)
        incorporation)

1505-A O'Brien Drive, Menlo Park, California                                  94025
(Address of principal executive offices)                                    (Zip Code)
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                                 (650) 328-6200
                         (Registrant's telephone number)

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ITEM 5. OTHER EVENTS.

     Amendment to Rights Agreement

     On December 19, 2000 the Board of Directors of PharmChem, Inc., a Delaware corporation (the "Company"), amended (the "Amendment") the Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

     The Rights Agreement provides in part that if a person or group becomes an "Acquiring Person," acquiring 15 percent or more of the Company's outstanding common stock, holders of rights other than the Acquiring Person can exercise the rights, thereby acquiring such common stock from the Company at a bargain price. As adopted, the Rights Agreement excluded any person or group that already held 15 percent or more of the Company's outstanding common stock from Acquiring Person status unless it accumulated 25 percent or more of the Company's common stock.

     The Amendment adopted by the Board of Directors permits persons previously excluded from Acquiring Person status until they acquired 25 percent of the Company's outstanding common stock to retain their exclusion up to a 27 percent ownership level. The Company has on the date hereof amended its Form 8-A registration statement covering the rights issued pursuant to the Rights Agreement to reflect the Amendment. Such Form 8-A contains a more extensive summary of the Rights Agreement.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PHARMCHEM, INC.


Dated: December 22, 2000         By: /s/ David A. Lattanzio
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                                    David A. Lattanzio
                                    Chief Financial Officer and Vice
                                    President, Finance and Administration
                                    (Principal Financial and Accounting Officer)



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